EXHIBIT 10.1
                                                                    ------------


                 WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT
                 -----------------------------------------------

      THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") is entered into as of May 9, 2003, by and among MEDSOURCE TECHNOLOGIES, LLC (the "Borrower"), MEDSOURCE TECHNOLOGIES, INC. (the "Parent"), those Domestic Subsidiaries of the Borrower as have executed this Second Amendment below (the "Subsidiary Guarantors"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent"), and those banks and other financial institutions as have executed this Second Amendment below (the "Lenders").

                                   BACKGROUND
                                   ----------

      A. The Borrower, the Parent, the Subsidiary Guarantors, the Lenders, the Administrative Agent, U.S. Bank, National Association, as Syndication Agent, and Harris Trust and Savings Bank, as Documentation Agent, are parties to a Credit Agreement dated as of April 2, 2002, as amended by a First Amendment to Credit Agreement and Consent dated as of August 26, 2002 (as amended, modified and/or extended, the "Credit Agreement"), pursuant to which the Lenders have extended certain credit facilities to the Borrower. Capitalized terms contained herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

      B. An Event of Default has occurred under the Credit Agreement as a result of the Borrower's failure to maintain a Fixed Charge Coverage Ratio of greater than or equal to 1.50:1.00 as of March 31, 2003, in accordance with Section 5.9(b) of the Credit Agreement (the "Specified Default").

      C. The Credit Parties have requested, and the Administrative Agent and the Lenders have agreed, upon the conditions set forth in this Second Amendment, to waive the Specified Default.

      D. The Credit Parties, the Administrative Agent and the Lenders also have agreed, upon the conditions set forth in this Second Amendment, to amend the Credit Agreement in the manner herein provided.

      NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and incorporating the Background by reference herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                   EFFECT OF SECOND AMENDMENT; ACKNOWLEDGMENTS
                   -------------------------------------------

            Section 1.01. EFFECT OF SECOND AMENDMENT. This Second Amendment and the other agreements, instruments and documents executed in connection with this Second Amendment (collectively, the "Second Amendment Documents") are intended to amend the Credit Agreement and the other Credit Documents as they are in effect immediately prior to the date hereof.

            Section 1.02. ACKNOWLEDGMENTS. To induce the Administrative Agent and the Lenders to enter into this Second Amendment, each Credit Party acknowledges, agrees, warrants, and represents that:

            A. Acknowledgment of Specified Default; Loans; Collateral; Waiver of Claims. (1) the Specified Default currently exists, has not been cured and constitutes an Event of Default under Section 7.1(c)(i) of the Credit Agreement;
(2) the Administrative Agent and the Lenders are presently entitled, to the extent provided in Section 7.2 of the Credit Agreement, to accelerate the Credit Party Obligations and exercise their rights and remedies under the Credit Documents and applicable law; (3) all outstanding principal, accrued interest and all other amounts recoverable under the Loans, if accelerated by the Administrative Agent and the Lenders in accordance with the Credit Agreement, would now be due and owing to the Lenders by the Credit Parties; (4) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, each Credit Party, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (5) the liens and security interests granted by the Credit Parties to the Administrative Agent on behalf of the Lenders pursuant to the Credit Documents are valid, legal and binding and properly recorded or filed and perfected first priority security interests (except as otherwise provided in Section 3.23 of the Credit Agreement, Section 4(d) of the Security Agreement or the corresponding provision in any other Security Document); and (6) the Credit Parties hereby waive any and all defenses, set-offs and counterclaims which any of them may have or claim to have against the Administrative Agent, the Lenders or the Credit Party Obligations as of the date hereof on account of the credit facility established under the Credit Documents.

            B. Acknowledgment of Liabilities. As of May 7, 2003, the following principal amounts (inclusive of the face amounts of undrawn Letters of Credit) are owing to the Lenders under the Credit Documents (in addition to accrued interest and all other sums payable under the Credit Documents):

                                                        Principal

Revolving Notes (Face Amounts of Letters of Credit)         $  1,171,710.81
Tranche A Term Notes                                        $ 35,999,999.99
Delayed Draw Term Notes                                     $  8,000,000.00
Swingline Notes                                             $           -0-

            C. Adequate Representation. Each Credit Party has been represented by legal counsel of its choice and is fully aware of the terms contained in this Second Amendment and has voluntarily, without coercion or duress of any kind, entered into this Second Amendment and the documents executed in connection with this Second Amendment.

                                   ARTICLE II

                           WAIVER OF SPECIFIED DEFAULT
                           ---------------------------

            Section 2.01. WAIVER OF SPECIFIED DEFAULT. The Administrative Agent and the Lenders hereby waive the Specified Default. Notwithstanding the foregoing, neither the Administrative Agent and the Lenders' waiver of the Specified Default nor any communication between the Administrative Agent, the Lenders, the Credit Parties or any party's respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Event of Default existing under the Credit Documents, whether now existing or hereafter arising under the Credit Documents, other than the Specified Default;
(ii) the ongoing obligations of the Credit Parties to comply with the Credit Agreement and the other Credit Documents as amended hereby; or (iii) any rights or remedies which the Administrative Agent and the Lenders have against the Credit Parties under the Credit Agreement, the other Credit Documents and/or applicable law, with respect to Events of Default, other than rights and remedies which directly result from the occurrence and existence of the Specified Default. The Administrative Agent and the Lenders hereby reserve and preserve all of their rights and remedies against the Credit Parties under the Credit Agreement and other Credit Documents and under applicable law, other than the right to declare an Event of Default or exercise remedies based upon the occurrence and existence of the Specified Default, including, without limitation, the right to declare an Event of Default and exercise remedies should an Event of Default presently exist which has not been disclosed to the Administrative Agent and the Lenders by the Credit Parties and which is not part of the defined "Specified Default" or should an Event of Default occur after the date of this Second Amendment (including any Events of Default that may occur based upon violations after the date hereof of the sections of the Credit Agreement which were violated in connection with the Specified Default).

                                  ARTICLE III

                                   AMENDMENTS
                                   ----------

            Section 3.01. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Credit Documents (but subject to the provisos set forth in the defined term "Interest Period") on and after the Second Amendment Closing Date, Interest Periods for LIBOR Rate Loans shall be limited to Interest Periods of one month.

            Section 3.02. The following new definitions are hereby added to
Article I of the Credit Agreement in appropriate alphabetical order:

            "Account" shall have the meaning given to that term in the Uniform Commercial Code now or hereafter in effect in the State of North Carolina, and, in addition, shall include any right to payment for goods sold or leased or services rendered which is evidenced by an instrument or chattel paper.

            "Borrowing Base" means, as at any date, the sum of 75% of the outstanding amount of the Eligible Accounts of the Credit Parties.

            "Consolidated EBITDAR" shall equal: (x) Consolidated EBITDA; plus
            (y) actual restructuring expenses incurred by the Credit Parties, not to exceed the following amounts during the following periods:

                                                              Maximum
                                                           Restructuring
            Period                                           Expenses
            ------                                           --------
            January 1, 2003 - March 31, 2003                $1,948,000
            April 1, 2003 - June 30, 2003                   $1,800,000
            April 1, 2003 - September 30, 2003              $3,221,000
            April 1, 2003 - December 31, 2003               $4,677,000
            April 1, 2003 - March 31, 2004                  $6,280,000
            July 1, 2003 - June 30, 2004                    $6,266,000
            October 1, 2003 - September 30, 2004            $7,100,000
            January 1, 2004 - December 31, 2004             $7,500,000

            "Eligible Account" shall mean each Account which meets all of the following criteria:

            (a) The Account arose from a bona fide outright sale of goods by a Credit Party, or for services performed by a Credit Party, under an enforceable contract, to or for a Person located within the United States (or a Person located elsewhere if accompanied by an irrevocable letter of credit reasonably acceptable to the Administrative Agent issued in favor of a Credit Party at the request of such Person), and such goods have been shipped to or at the direction of the appropriate account debtor, or the sale has otherwise been consummated, or the services have been performed for the appropriate account debtor in accordance with such contract;

            (b) The title of the Credit Party to the Account, and, except as to the account debtor, to any goods to be sold or leased in connection with the Account, is absolute and is not subject to any prior assignment or encumbrance (other than in favor of the Administrative Agent and the Lenders, and any Affiliate of the Administrative Agent or any Lender under any Hedging Agreement);

            (c) The amount of the Account shown on the books of the Credit Party and on any invoice or statement delivered to the Administrative Agent is owing to the Credit Party and no partial payment has been made thereon by any Person;

            (d) The Account is not a contra account and is not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

            (e) The Account is not an account that the Administrative Agent, in its discretion, has reasonably and in good faith determined does not constitute an Eligible Account in whole or in part, as described in a notice of such determination given by the Administrative Agent to the Borrower;

            (f) The account debtor has not returned or refused to accept or retain any of the goods or services from the sale or furnishing of which the Account arose;

            (g) The Account is due and payable not more than sixty (60) days from the date of the invoice therefor;

            (h) The age of the Account, calculated from the date of the invoice therefor, is not more than ninety (90) days;

            (i) Not more than fifty percent (50%) of all Accounts payable to the Credit Party by the account debtor are older than ninety (90) days from the invoice date;

            (j) The Account does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes the assignment of that Account to the Administrative Agent void or unenforceable;

            (k) The Account is not an account with respect to which the account debtor is the United States or any state or political subdivision thereof or any department, agency or instrumentality of the United States, any state or political subdivision, unless there has been compliance with the federal Assignment of Claims Act or any similar state or local law, if applicable;

            (l) If the Credit Party has received any note, trade acceptance, draft or other instrument or chattel paper with respect to or in payment of the Account, the Credit Party has immediately notified the Administrative Agent and, at the latter's request, endorsed or assigned and delivered the same to the Administrative Agent;

            (m) The Credit Party has not received any notice of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the account debtor; and

            (n) The account debtor is not an Affiliate of any Credit Party.

            "Permitted Sale-Leasebacks" shall have the meaning ascribed to such term in Section 6.11.

            "Second Amendment" shall mean that certain Waiver and Second Amendment to Credit Agreement dated as of the Second Amendment Closing Date.

            "Second Amendment Closing Date" shall mean May 9, 2003.

            Section 3.03. The following definitions contained in Article I of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

            "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect, it being understood that the Applicable Percentage for (i) Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Loans", (ii) Loans that are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Loans and Letter of Credit Fee", (iii) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin for Loans and Letter of Credit Fee", and
            (iv) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":


                                              LIBOR Rate            Alternate
                                              Margin for            Base Rate
                        Leverage         Loans and Letter of        Margin for               Commitment
     Level               Ratio                Credit Fee              Loans                     Fee
----------------------------------------------------------------------------------------------------------------
       I            > 2.50 to 1.0                3.50%                 1.75%                    1.00%
----------------------------------------------------------------------------------------------------------------
      II            > 2.25 to 1.0                3.25%                 1.50%                    1.00%
                         but
                     < 2.50 to 1.0
                     -
----------------------------------------------------------------------------------------------------------------
      III           >2.00 to 1.0 but             3.00%                 1.25%                    1.00%
                         but
                    <  2.25 to 1.0
                    -
----------------------------------------------------------------------------------------------------------------
      IV            > 1.75 to 1.0 but            2.75%                 1.00%                   0.875%
                         but
                    < 2.00 to 1.0
                     -
----------------------------------------------------------------------------------------------------------------
       V            > 1.50 to 1.0 but            2.50%                 0.75%                   0.875%
                         but
                    <  1.75 to 1.0
                    -
----------------------------------------------------------------------------------------------------------------
      VI            <  1.50 to 1.0               2.25%                 0.50%                   0.875%
                    -
----------------------------------------------------------------------------------------------------------------

            The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a) and (b) and Section 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. Commencing on March 31, 2003, Level I Applicable Percentages shall be in effect. Level I Applicable Percentages shall remain in effect until the earlier of June 30, 2004 or such time as the Borrower shall have delivered an officer's compliance certificate pursuant to Section 5.2(b) indicating that the Fixed Charge Coverage Ratio exceeds 1.25:1.0. Thereafter, Applicable Percentages shall be based on the Leverage Ratio set forth in the officer's compliance certificates delivered pursuant to
            Section 5.2(b). If the Borrower shall fail to provide the annual or quarterly financial information and certifications in accordance with the provisions of Sections 5.1(a) and (b) and Section 5.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined based upon the Leverage Ratio as of the fiscal quarter end to which such financial information and certifications relate.

            "Consolidated Capital Expenditures" shall mean, for any period, all capital expenditures of the Parent and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP. The term "Consolidated Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of proceeds derived from Recovery Events received by the Parent and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents.

            "Consolidated EBITDA" shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense (provided, that for the fiscal quarters ending on or about June 30, 2002, September, 30, 2002 and December 31, 2002 such calculations shall be based on historical interest expense and not annualized as set forth in the definition thereof), (ii) total federal, state, local and foreign income taxes, (iii) depreciation and amortization expense, (iv) non-cash losses and non-cash charges in an aggregate amount not to exceed $1,000,000 for any twelve-month period unless otherwise approved in writing by the Required Lenders (provided, however, that all non-cash losses related to goodwill (or other intangibles) impairment charges recognized by the Credit Parties shall be included, notwithstanding the $1,000,000 add-back limitation set forth above) and (v) for determinations utilizing the fiscal quarters ending on or about June 30, 2002, September 30, 2002 and December 31, 2002, the add-backs set forth on Schedule 1.1-5 attached hereto, minus (c) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added back to Consolidated EBITDA pursuant to subclause
            (b)(iv) above in a previous period, all as determined in accordance with GAAP and in the case of each of the foregoing to the extent taken into account in the calculation of Consolidated Net Income for such period.

            "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last Business Day of each month and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan, the last day of such Interest Period and (c) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.8(b) hereof, the date of such prepayment.

            "Permitted Acquisition" shall mean: (i) any acquisition or any series of related acquisitions by a Credit Party of the assets or a majority of the Voting Stock of a Person that is incorporated, formed or organized in the United States, or any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to
            Section 6.3 hereof, (which acquisition may include the acquisition of a foreign entity to the extent that foreign entity is a Subsidiary of the Target), so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto, (b) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that the Credit Parties will be in compliance on a Pro Forma Basis with all of the terms and provisions of the financial covenants set forth in Section 5.9, (c) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition), to the extent provided in the Security Documents, a first priority perfected security interest in all property (including, without limitation, Capital Stock) acquired with respect to the Target and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10, (d) the Target has earnings before interest, taxes, depreciation and amortization for the most recent four fiscal quarters prior to the acquisition date for which financial statements are available in an amount greater than $0, (e) such acquisition is not a "hostile" acquisition and has been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the Target, (f) after giving effect to the acquisition, there shall be at least $10,000,000 of borrowing availability under the Aggregate Revolving Committed Amount, (g) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that, in the reasonable judgment of the Borrower, the Credit Parties have conducted such financial, legal, environmental and consulting due diligence with respect to the Target as a substantially similarly situated prudent purchaser acquiring substantially similar property and/or assets would customarily conduct and (h) for each acquisition, total consideration (including, without limitation, assumed Indebtedness, earnout payments and any other deferred payment) for the net assets, Capital Stock, division, line of business or other business unit acquired in such acquisition or series of related acquisitions shall not exceed (x) for any individual acquisition (or series of related acquisitions) (A) $5,000,000 in cash (including proceeds of Loans), deferred payments (including earnout obligations) and the assumption of Indebtedness and (B) $10,000,000 in aggregate consideration (including Capital Stock of the Parent) and (y) in the aggregate for all acquisitions during any fiscal year, (A) $10,000,000 in cash (including proceeds of Loans), deferred payments (including earnout obligations) and the assumption of Indebtedness and (B) $20,000,000 in aggregate consideration (including Capital Stock of the Parent); and (ii) any other acquisition approved by the Required Lenders. For purposes of determining "total consideration" under subclause (h) of clause (i) above, the amount of any earnout payment or other contingent payment shall be considered the maximum amount of such earnout payment or contingent payment assuming all requirements or contingencies to the making of such payment have been satisfied or are no longer applicable. Notwithstanding the foregoing, after the Second Amendment Closing Date: (x) there shall be no Permitted Acquisitions prior to June 30, 2005 and (y) cumulative Permitted Acquisitions after the Second Amendment Closing Date shall not exceed $3,000,000 in aggregate consideration (unless otherwise consented to by the Required Lenders).

            Section 3.04. Section 2.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Revolving Lenders severally in accordance with their Revolving Commitment Percentages, but not jointly, agree to make revolving credit loans ("Revolving Loans") to the Borrower from time to time in an aggregate principal amount of up to FIFTEEN MILLION DOLLARS ($15,000,000) (as such aggregate maximum amount may be increased as provided in Section 2.5 or reduced from time to time as provided in Section 2.7, the "Aggregate Revolving Committed Amount") for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's Revolving Commitment Percentage of outstanding Revolving Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender's LOC Commitment Percentage of LOC Obligations shall not exceed the lesser of: (x) such Revolving Lender's Revolving Committed Amount and (y) such Revolving Lender's Revolving Commitment Percentage multiplied by the Borrowing Base, and (ii) with regard to the Revolving Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the lesser of: (x) the Aggregate Revolving Committed Amount; and (y) the Borrowing Base and (iii) no Revolving Loans may be borrowed on the Closing Date; provided further, however, that until such time after the Second Amendment Closing Date as the Credit Parties' Fixed Charge Coverage Ratio (calculated based upon the financial statements delivered pursuant to Section 5.1 hereof) equals or exceeds 1.25:1.0: (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's Revolving Commitment Percentage of outstanding Revolving Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender's LOC Commitment Percentage of LOC Obligations shall not exceed the lesser of: (x) such Revolving Lender's Revolving Commitment Percentage multiplied by $12,500,000 and (y) such Revolving Lender's Revolving Commitment Percentage multiplied by the Borrowing Base, and (ii) with regard to the Revolving Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the lesser of: (x) $12,500,000; and (y) the Borrowing Base. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

            Section 3.05. Sections 2.8(b)(ii) and 2.8(b)(v) of the Credit Agreement are amended and restated in their entirety to read as follows:

            (ii) Asset Dispositions. Promptly following any Asset Disposition, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vi) below); provided, however, that such Net Cash Proceeds in an aggregate amount during the term of this Agreement not to exceed $2,000,000 shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent promptly following any such Asset Disposition a certificate stating that the Credit Parties intend to use such Net Cash Proceeds to acquire fixed or capital assets used in the Credit Parties' business within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any

            Net Cash Proceeds not so reinvested shall be applied to prepay the Loans and cash collateralize the LOC Obligations immediately thereafter (such prepayment to be applied as set forth in clause
            (vi) below); and provided further, however, that this clause (ii) shall not apply to the proceeds of Permitted Sale-Leasebacks.

            (v) Excess Cash Flow. Within 90 days after the end of each fiscal year (commencing with the fiscal year ending June 30, 2004), the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an amount equal to: (i) 75% of the Excess Cash Flow earned during such prior fiscal year (such prepayments to be applied as set forth in clause (vi) below), if the Fixed Charge Coverage Ratio is less than 1.25 to 1.00 as of the end of the fiscal year for which Excess Cash Flow is then being calculated; (ii) 50% of the Excess Cash Flow earned during such prior fiscal year (such prepayments to be applied as set forth in clause (vi) below), if the Fixed Charge Coverage Ratio is greater than or equal to 1.25 to 1.00, but less than 1.50 to 1.00 as of the end of the fiscal year for which Excess Cash Flow is then being calculated; and (iii) 0% of the Excess Cash Flow earned during such prior fiscal year, if the Fixed Charge Coverage Ratio is greater than or equal to 1.50 to 1.00 as of the end of the fiscal year for which Excess Cash Flow is then being calculated.

            Section 3.06. Section 5.1(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (b) Quarterly Financial Statements. As soon as available and in any event within (i) sixty (60) days after the end of each fiscal year, a company prepared consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated and consolidating statements of operations, stockholders' equity and of cash flows for the Parent and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period and (ii) forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of the Parent, a company-prepared consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated and consolidating statements of operations, stockholders' equity and of cash flows for the Parent and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments) and (other than in the case of the statements delivered pursuant to clause (i)) including management discussion and analysis of operating results inclusive of operating metrics in comparative form and a summary of accounts receivable and accounts payable aging reports in form reasonably satisfactory to the Lenders;

            Section 3.07. Section 5.1 of the Credit Agreement is supplemented by adding the following Sections 5.1(e) and (f):

            (e) Borrowing Base Certificates. Within twenty days of the end of any calendar month in which Revolving Loans exceed $5,000,000 for more than ten (10) days (or in any other month in which the Administrative Agent requests delivery in its reasonable discretion), a borrowing base certificate as of the end of the preceding month in the form set forth on Schedule 3.07 to the Second Amendment.

            (f) Restructuring Status Report. Simultaneously with the delivery of the financial statements described in Section 5.1(b), a restructuring status report in form and substance reasonably acceptable to the Administrative Agent and the Lenders, which report shall include, without limitation, comparisons of the following items to plan: (i) plant utilization; (ii) restructuring expenses;
            (iii) timing of restructuring initiatives; (iv) product transfers;
            (v) revenue attrition; and (vi) expense reduction realization.

            Section 3.08. Section 5.6 of the Credit Agreement is amended and restated in its entirety to read as follows:

            5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent, any Lender and/or their respective officers, agents and designees to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which a Credit Party or a Subsidiary thereof may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties and their Subsidiaries with officers and employees of the Credit Parties and their Subsidiaries and with its independent certified public accountants, in each case at the Borrower's reasonable expense. Without limiting the absolute right of the Administrative Agent and the Lenders (and their respective agents and designees) to visit and inspect the Credit Parties' properties and examine the Credit Parties' books and records, the Credit Parties acknowledge and agree a field audit will be performed if Revolving Loans exceed $5,000,000 for more than ten (10) days in any calendar month.

            Section 3.09. Sections 5.9(a), (b) and (d) of the Credit Agreement are amended and restated in their entirety to read as follows:

            (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Parent during the periods indicated below, shall be less than or equal to the following:

            Date                                              Ratio
            ----                                              -----
            June 30, 2003                                   2.75:1.00
            September 30, 2003                              2.80:1.00
            December 31, 2003                               3.15:1.00
            March 31, 2004                                  2.60:1.00
            June 30, 2004                                   2.30:1.00
            September 30, 2004                              2.00:1.00
            December 31, 2004                               1.75:1.00
            March 31, 2005 (and each fiscal
            quarter ending thereafter)                      1.50:1.00

            (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Parent during the periods indicated below, shall be greater than or equal to the following:

            Period                                             Ratio
            ------                                             -----
            June 30, 2003                                   0.45:1.00
            September 30, 2003                              0.30:1.00
            December 31, 2003                               0.40:1.00
            March 31, 2004                                  0.75:1.00
            June 30, 2004                                   0.70:1.00
            September 30, 2004                              0.65:1.00
            December 31, 2004                               0.75:1.00
            March 31, 2005                                  0.90:1.00
            June 30, 2005                                   1.05:1.00
            September 30, 2005                              1.30:1.00
            December 31, 2005 (and each
            fiscal quarter ending thereafter)               1.50:1.00

            (d) Consolidated Capital Expenditures. Consolidated Capital Expenditures as of the end of each fiscal year of the Parent indicated below shall be less than or equal to the following:

            Fiscal Year                                        Amount
            -----------                                        ------
            2003                                            $13,000,000
            2004                                            $10,000,000
            2005                                            $ 9,000,000
            2006                                            $10,000,000
            2007                                            $15,000,000

            provided, however, that the following additional Consolidated Capital Expenditures shall be allowed in the fiscal year of the Parent indicated below, provided that such additional Consolidated Capital Expenditures are financed solely by means of Capital Leases or additionally incurred Indebtedness (provided the incurrence of such Capital Leases and/or additional incurred Indebtedness would not otherwise violate this Agreement):

            Fiscal Year                                        Amount
            -----------                                        ------
            2003                                             $      -0-
            2004                                             $2,500,000
            2005                                             $3,500,000
            2006                                             $3,000,000
            2007                                             $      -0-


            Section 3.10. Section 5.9 of the Credit Agreement is supplemented by adding the following Section 5.9(e):

            (e) Minimum Quarterly Consolidated EBITDAR. Consolidated EBITDAR, as of the last day of each period of the Parent during the periods indicated below, shall be greater than or equal to the following:

            Period                                             Amount
            ------                                             ------
            January 1, 2003 - March 31, 2003                $ 4,400,000
            April 1, 2003 - June 30, 2003                   $ 5,000,000
            April 1, 2003 - September 30, 2003              $ 9,800,000
            April 1, 2003 - December 31, 2003               $15,300,000
            April 1, 2003 - March 31, 2004                  $21,400,000
            July 1, 2003 - June 30, 2004                    $22,000,000
            October 1, 2003 - September 30, 2004            $23,800,000
            January 1, 2004 - December 31, 2004             $25,300,000

            Section 3.11. Article V of the Credit Agreement is supplemented by adding the following Sections 5.16 through 5.18:

            5.16 Deposit Accounts. Use the Administrative Agent and the Lenders as their sole depository institutions for all operating accounts (other than petty cash accounts) and execute control agreements with respect to the same, to the extent required by the Administrative Agent.

            5.17 Control Agreements. For any securities, investment or other accounts not maintained with the Administrative Agent or the Lenders, deliver to the Administrative Agent a control agreement reasonably acceptable to the Administrative Agent, executed by the applicable Credit Party and the financial institution maintaining such accounts, pursuant to which the Administrative Agent, for the benefit of the Lenders, shall be deemed to have "control" (as contemplated in Sections 8-106 and/or 9-104 (as applicable) of the Uniform Commercial Code) of such accounts.

            5.18 Compliance With Restructuring Plan. Comply in all material respects with the restructuring plan formulated by the Credit Parties and delivered to the Administrative Agent and the Lenders in April 2003. In the event that the Administrative Agent and the Required Lenders shall determine that the effects of the Credit Parties' restructuring plan materially detrimentally differ from the anticipated restructuring effects or that the Credit Parties have failed to achieve the anticipated benefits of such restructuring plan, then at the request of the Administrative Agent, the Credit Parties shall retain a turnaround/workout consultant or restructuring officer acceptable to the Administrative Agent.

            Section 3.12. Section 6.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (c) Indebtedness of the Borrower and its Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset (including all Indebtedness incurred in connection with Permitted Sale-Leasebacks) provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and
            (iii) the total amount of all such Indebtedness (x) incurred in any fiscal year shall not exceed $4,000,000 and (y) outstanding at any time shall not exceed $10,000,000 in the aggregate; provided, however, that sale proceeds received in connection with Permitted Sale-Leasebacks involving Operating Leases shall reduce the $4,000,000 and $10,000,000 limitations set forth above on a dollar-for-dollar basis.

            Section 3.13. Section 6.4 of the Credit Agreement is amended by deleting the word "and" appearing at the end of clause (ix), inserting that word at the end of clause (x) and adding the following new clause (xi):

            (xi) Permitted Sale-Leasebacks;

            Section 3.14. Section 6.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

            Section 6.11  Sale Leasebacks.
                          ---------------

            No Credit Party will, nor will it permit any Subsidiary, directly or indirectly, to become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary in connection with such lease; provided, however, that it shall not be a violation of this Section 6.11 for one or more Credit Parties or Subsidiaries directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary, provided that such sale and agreement to become or remain liable occurs on or prior to December 31, 2003 and is in respect of real or personal property acquired within 180 days of such sale and agreement to become or remain liable and the cumulative proceeds received by such Credit Parties or Subsidiaries does not exceed $4,000,000 (the sales or other transfers authorized hereby shall be referred to in this Agreement as "Permitted Sale-Leasebacks").

            Section 3.15. Section 7.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

            (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.4, Section 5.7(a), Section 5.9 or Article VI hereof; or
            (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a), 7.1(b) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within fifteen (15) days of its occurrence; or

            Section 3.16. Section 7.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

            Section 7.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; (iii) exercise any rights or remedies of the Administrative Agent or the Lenders under this Agreement or any other Credit Document, including, without limitation, any rights or remedies with respect to the Collateral; (iv) if not previously requested by the Administrative Agent, then at the request of the Administrative Agent, the Credit Parties shall retain a turnaround/workout consultant or restructuring officer acceptable to the Administrative Agent; (v) the Administrative Agent may engage such appraisers and other professionals as the Administrative Agent shall deem necessary to inspect and appraise the Credit Parties' machinery, equipment, real property and other assets, the costs of such inspections and appraisals to be borne by the Credit Parties; and (vi) exercise any rights or remedies available to the Administrative Agent or Lenders under applicable law. To the extent not prohibited by applicable law which cannot be waived, all of the rights and remedies of the Administrative Agent and the Lenders under this Agreement, any other Credit Document or applicable law shall be cumulative.

            Section 3.17. The Revolving Committed Amounts set forth in Schedule 2.1(a) of the Credit Agreement are amended and restated in their entirety to read as follows:

                                                           Revolving Committed
                                                           -------------------
            Lender                                                Amount
            ------                                                ------
            Wachovia Bank, National Association             $  3,529,411.80
            U.S. Bank National Association                     5,294,117.40
            Harris Trust and Savings Bank                      3,529,411.80
            M&I Marshall & Ilsley Bank                         2,647,059.00
                                                               ------------
            Total                                           $ 15,000,000.00

            Section 3.18. Notwithstanding Section 9.2 of the Credit Agreement, following the Second Amendment Closing Date, all notices required to be delivered to the Administrative Agent pursuant to Section 9.2 shall be delivered to:

      The Administrative   Wachovia Bank, National Association,
      Agent:                 as Administrative Agent
                           Charlotte Plaza
                           201 South College Street, CP-23
                           Charlotte, North Carolina  28288-0680
                           Attention: Syndication Agency Services
                           Telecopier:  (704) 383-0288
                           Telephone:  (704) 715-1191

                           with a copy to:

                           Wachovia Securities
                           1339 Chestnut Street
                           4th Floor, Widener Building
                           PA4810
                           Philadelphia, PA  19107
                           Attention: Joan Anderson, Director
                           Telecopier: (267) 321-6903
                           Telephone:  (267) 321-6605

                                   ARTICLE IV

                 UNLIMITED GENERAL RELEASE BY THE CREDIT PARTIES
                 -----------------------------------------------

            Each Credit Party, on behalf of itself and any person or entity claiming by, through or under it (collectively referred to as the "Releasors"), hereby unconditionally remises, releases and forever discharges the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders and their respective past and present officers, directors, shareholders, agents, accountants, auditors, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and, where applicable, the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (collectively referred to as the "Releasees"), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics' liens, judgments, claims, counterclaims, crossclaims, defenses and/or demands whatsoever, including, but not limited to, claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (collectively referred to as "Claims"), which any of Releasors ever had or now have against any of the Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date of execution of this Second Amendment and relating to or arising from the Credit Documents and/or the lending relationship between the Administrative Agent, the Lenders and the Credit Parties. Each Credit Party warrants and represents that it has not assigned, pledged, hypothecated and/or otherwise divested itself and/or encumbered all or any part of the Claims being released hereby (except in favor of the Administrative Agent and the Lenders, and any Affiliate of the Administrative Agent or any Lender under any Hedging Agreement) and that it agrees to indemnify and hold harmless any and all of Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

            To induce the Administrative Agent and the Lenders to enter into this Second Amendment and the other Second Amendment Documents, each Credit Party makes the following representations and warranties to the Administrative Agent and the Lenders, each and all of which shall survive the execution and delivery of this Second Amendment:

            Section 5.01. All actions required to be taken by the Credit Parties and each of their respective officers, directors, members, managers and/or stockholders for the due authorization, execution, delivery and performance of this Second Amendment and the other Second Amendment Documents have been taken.

            Section 5.02. Each person executing this Second Amendment and the other Second Amendment Documents on behalf of the Credit Parties is an authorized representative of such Credit Party and is duly authorized by such Credit Party to execute same.

            Section 5.03. This Second Amendment and the other Second Amendment Documents are the legal, valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

            Section 5.04. The execution, delivery and performance of this Second Amendment and the other Second Amendment Documents will not violate any Requirement of Law or any Contractual Obligation under any Material Contract of the Borrower or any other Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any other Credit Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            Section 5.05. All representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects as of the date hereof as if such representations and warranties have been made on the date hereof.

            Section 5.06. Other than the Specified Default, no Default or Event of Default has occurred and is continuing; and the Credit Parties hereby affirm and reaffirm to the Administrative Agent and the Lenders all the covenants contained in the Credit Documents (as amended by the Second Amendment Documents) respectively applicable to them and agree to abide thereby until all of the Credit Party Obligations are paid in full.

            Section 5.07. All financial statements and other information previously provided to the Administrative Agent and the Lenders by the Credit Parties are true and correct in all material respects as of the date thereof.

            Section 5.08. Except as previously disclosed to the Administrative Agent and the Lenders in writing, there are no judgments recorded against any Credit Party in any jurisdiction and there are no pending or, to its knowledge, threatened suits or proceedings against it in any jurisdiction.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

            This Second Amendment shall be deemed effective only after the occurrence of all of the following events:

            Section 6.01. DOCUMENTS. The Credit Parties' execution and delivery to the Administrative Agent and the Lenders (or causing to be executed and delivered to the Administrative Agent and the Lenders) of the following in form and substance satisfactory to the Administrative Agent and the Lenders:

            A. this Second Amendment duly executed by the Credit Parties;

            B. a certificate of the appropriate officer of each Credit Party certifying as to the incumbency and genuineness of the signature of the officer executing the Second Amendment Documents on behalf of such Credit Party and certifying that attached thereto is a true, correct and complete copy of (i) the articles of incorporation, certificate of limited liability company (or equivalent documents) and all amendments thereto, certified as of a recent date by the appropriate governmental authority in its jurisdiction of organization,
(ii) the LLC Agreement and all by laws (or equivalent documents), (iii) resolutions of the Credit Party authorizing the execution, delivery and performance of this Second Amendment and the other Second Amendment Documents and (iv) original certificates as of a recent date of the good standing of the Credit Party under the laws of the jurisdiction of organization;

            C. such other agreements, instruments and documents as the Administrative Agent and the Lenders, in their reasonable discretion, deem necessary to effectuate this Second Amendment and the other Second Amendment Documents.

            Section 6.02. LOAN PAYMENT. The Borrower shall have paid to the Administrative Agent, in immediately available funds, a principal payment of $7,500,000. Notwithstanding anything to the contrary in the Credit Agreement:
(a) the first $2,250,000 paid by the Borrower pursuant to this Section shall be applied as a prepayment of the first principal payments otherwise payable after the Second Amendment Closing Date under the Tranche A Term Loan; and (b) all remaining amounts shall be applied as a pro rata prepayment against all future Tranche A Term Loan and Delayed Draw Term Loan scheduled principal payments.

            Section 6.03. AMENDMENT FEE. The Borrower's payment to the Administrative Agent, in immediately available funds, of an amendment fee in the amount equal to 0.25% multiplied by the sum of: (i) the outstanding principal balance of the Tranche A Term Loan (net of the payment made pursuant to Section
6.02 above); (ii) the outstanding principal balance of the Delayed Draw Term Loan (net of the payment made pursuant to Section 6.02 above); and (iii) $15,000,000. The Administrative Agent shall allocate such fee on a pro-rata basis among such Lenders as shall have executed this Second Amendment on or before 12:00 p.m. Eastern Time on May 12, 2003.

            Section 6.04. OTHER FEES AND EXPENSES. The Borrower's payment to the Administrative Agent and the Lenders, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent and the Lenders for the reasonable fees and costs incurred by the Administrative Agent and the Lenders, including, without limitation, all reasonable fees and costs incurred by the Administrative Agent's and the Lenders' attorneys, in connection with the preparation and execution of this Second Amendment, the other Second Amendment Documents and any other Credit Document.

                                  ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

            Section 7.01. RATIFICATION AND CONFIRMATION. Except as amended and supplemented by the Second Amendment Documents, all of the terms and provisions of the Credit Documents, including, without limitation, any waiver of jury trial contained therein, shall remain in full force and effect and, except as expressly amended by the Second Amendment Documents, are hereby ratified and confirmed. Each Credit Party hereby ratifies and confirms that the Credit Documents, as amended by the Second Amendment Documents, are valid and binding obligations and enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law). All Credit Party Obligations of the Credit Parties to the Administrative Agent and the Lenders presently or hereafter outstanding under the Credit Documents, as amended by the Second Amendment Documents, shall continue to be secured by the Collateral and as set forth therein, and this Second Amendment does not constitute a novation of the Loans from the Lenders to the Borrower. In the event and to the extent of any conflict between the provisions of this Second Amendment and the other Second Amendment Documents and the provisions of the Credit Documents, the provisions of this Second Amendment and the other Second Amendment Documents shall govern.

            Section 7.02. HEADINGS. The headings and underscoring of articles, sections, clauses and words have been included herein for convenience only and shall not be considered in interpreting this Second Amendment.

            Section 7.03. GOVERNING LAW. This Second Amendment shall be construed in accordance with and governed by the internal laws of the State of North Carolina without reference to conflict of laws principles.

            Section 7.04. INTEGRATION. The Credit Documents, including this Second Amendment and the other Second Amendment Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

            Section 7.05. FURTHER ACTIONS. Each Credit Party agrees to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes of this Second Amendment.

            Section 7.06. REMEDIES CUMULATIVE; NO WAIVER. The respective rights, powers and remedies of the Administrative Agent and the Lenders in this Second Amendment and in the other Second Amendment Documents are cumulative and not exclusive of any right, power or remedy provided in the Credit Documents, by law or equity and no failure or delay on the part of the Administrative Agent and the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

            Section 7.07. AMENDMENT AND WAIVER. No amendment of this Second Amendment, and no waiver, discharge or termination of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

            Section 7.08. SUCCESSORS AND ASSIGNS. This Second Amendment (i) shall be binding upon the Lenders, the Administrative Agent and the Credit Parties, and upon their respective nominees, successors and permitted assigns, and (ii) shall inure to the benefit of the Administrative Agent, the Lenders and the Credit Parties, and to their respective nominees, successors and assigns, provided that the Credit Parties may not assign their rights hereunder or any interest herein without obtaining the prior written consent of the Administrative Agent and the Lenders, and any such assignment or attempted assignment shall be void and of no effect with respect to the Administrative Agent and the Lenders.

            Section 7.09. SEVERABILITY OF PROVISIONS. Any provision of this Second Amendment that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Second Amendment are declared to be severable.

            Section 7.10. NO THIRD-PARTY BENEFICIARIES. Notwithstanding anything to the contrary contained herein, no provision of this Second Amendment and the other Second Amendment Documents is intended to benefit any party other than the signatories hereto nor shall any such provision be enforceable by any other party.

            Section 7.11. JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH CREDIT PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE CREDIT AGREEMENT, THIS SECOND AMENDMENT, THE SECOND AMENDMENT DOCUMENTS, THE OTHER CREDIT DOCUMENTS, OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

            Section 7.12. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Second Amendment. This Second Amendment shall be deemed to have been executed and delivered when the Administrative Agent has received counterparts hereof executed by all parties listed on the signature pages below.

            Section 7.13. EFFECTIVE DATE. This Second Amendment shall be effective as of the date hereof; provided, however, that the Applicable Percentages set forth in Section 3.03 of this Second Amendment shall be effective as of March 31, 2003.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed by their duly authorized officers on the date first above written.


                                       BORROWER:
                                       --------

                                       MEDSOURCE TECHNOLOGIES, LLC


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       GUARANTORS:
                                       -----------

                                       MEDSOURCE TECHNOLOGIES, INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       BRIMFIELD PRECISION, LLC


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       KELCO ACQUISITION LLC


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:

                                       HAYDEN PRECISION INDUSTRIES, LLC


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:

                                       NATIONAL WIRE & STAMPING, INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       PORTLYN, LLC


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       TEXCEL, INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       THE MICROSPRING COMPANY, LLC


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       TENAX, LLC


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:

                                       THERMAT ACQUISITION CORP.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       MEDSOURCE TECHNOLOGIES, NEWTON INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       MEDSOURCE TRENTON, INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       CYCAM, INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       ELX, INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:

                                       MEDSOURCE TECHNOLOGIES PITTSBURGH, INC.


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:

ADMINISTRATIVE AGENT
AND LENDERS:                           WACHOVIA BANK, NATIONAL ASSOCIATION,
------------
                                       as Administrative Agent and as a Lender


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as a Lender

                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       HARRIS TRUST AND SAVINGS BANK,
                                       as a Lender


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       M&I MARSHALL & ILSLEY BANK,
                                       as a Lender


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title:


                                       By: /s/
                                          ------------------------------------
                                       Name:
                                       Title: